                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration
Statements (Form S-8 Nos. 333-64246, 333-56576, 333-32666 and 333-103622)
pertaining to the 1996 Stock Plan, 1999 Employee Stock Purchase Plan, 2001 Supplemental Plan, and 1999 Equity Incentive Plan of Selectica, Inc. of our report dated April 22, 2004, with respect to the consolidated financial statements of Selectica, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2004.

                                                  /s/ ERNST & YOUNG LLP

San Jose, California
June 14, 2004